Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 23, 2004 we acquired all outstanding shares of ZN Vision Technologies AG in exchange for an aggregate of 5,221,454 newly issued shares of our common stock and $493.00 in cash. In addition, we agreed to assume ZN’s employee share option plan, and accordingly have reserved 1,138,546 shares of our common stock for issuance to the plan participants. The aggregate consideration for the acquisition was $31.5 million, based on the per share price of our common stock of $4.32 per share which is the average trading price of Viisage common stock over the five trading days immediately preceding and the two trading days immediately following March 28, 2003, as reported on the Nasdaq National Market.

For purposes of the accompanying unaudited pro forma combined financial statements, amounts denominated in Euros on ZN’s financial statements have been converted to United States dollars using the exchange rate as of December 31, 2003 and the average exchange rate for the appropriate period for the results of operations. In addition, adjustments have been made to present ZN’s financial statements in accordance with generally accepted accounting principles in the United States of America.

On February 14, 2004 we acquired all outstanding shares of Trans Digital Technologies Corporation (TDT) for 5,850,000 newly issued shares of our common stock valued at $5.13 which is the average trading price of Viisage common stock over the five days immediately preceding and the two trading days immediately following February 14, 2004, as reported on the Nasdaq National Market, plus notes and cash valued at $20.3 million resulting in a purchase price of approximately $52.7 million.

The accompanying unaudited pro forma combined condensed balance sheet is presented as if the acquisition occurred on December 31, 2003. The unaudited pro forma and combined statement of operations is presented as if the acquisition had occurred on January 1, 2003. All material adjustments to reflect the acquisition are set forth in the column “Pro Forma Adjustments.”

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had Viisage, ZN and TDT been operating as combined entities for the period presented. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements, including notes thereto, of Viisage, ZN and TDT included in our Form 10-K for the year ended December 31, 2003, the ZN merger proxy filed on December 30, 2003 and included elsewhere in this Form 8-K.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, unaudited)

	December 31, 2003
	Viisage Technology, Inc.	ZN Vision Technologies AG	Pro Forma Adjustments		Trans Digital Technologies Corp.	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Current assets:
Cash and cash Equivalents	$6,666	$466	$(12	)(a)	$3,846	$(5,000 2,000 3,000	)(e) (f) (f)	$10,966
Accounts receivable	7,057	861			1,855	—		9,773
Costs & estimated earnings in excess of billings	4,050	187			378			4,615
Other current assets	439	55			197			691

Total Current assets	18,212	1,569	(12)		6,276	—		26,045
Property & equipment, net	25,088	144			44			25,276
Goodwill	—	—	27,808	(d)	—	31,918	(i)	59,726
Intangible assets, net	2,693	1,231	743	(d)	—	18,635	(i)	19,127
						(4,175	)(j)
Restricted cash	6,311	—			—	(2,000	)(f)	4,311
Other assets	2,176	—	12 27,475 179 (28,551 (1,460	(a) (a) (b) )(d) )(c)	—	5,000 15,300 30,011 242 (50,553	(e) (e) (e) (h) )(i)	(169)

Total assets	$54,480	$2,944	$26,194		$6,320	$44,378		$134,316

Liabilities & Shareholders’ Equity
Current Liabilities:
Accounts payable & accrued expenses	$6,851	$1,484	$179	(b)	$2,123	$242	(h)	$10,879
Current portion of project financing	3,733	—			—	—		6,733
						3,000	(f)
Current portion of related party notes	1,741	—			—	5,100	(e)	6,841

Total current liabilities	12,325	1,484	179		2,123	8,342		24,453

Project financing	5,813	—			—			5,813
Related party notes	2,334	—			—	10,200	(e)	12,534
Other liabilities	—	—			22			22

Total liabilities	20,472	1,484	179		2,145	18,542		42,822

Common stock	24	75	(75 6	)(c) (a)	—	6	(e)	36
Additional paid-in capital	76,061	21,158	(21,158 27,469	)(c) (a)	3,732	30,005 (3,732	(e) )(j)	133,535
Accumulated deficit	(42,077)	(19,773)	19,773	(c)	443	(443	)(j)	(42,077)

Total shareholders’ equity	34,008	1,460	26,015		4,175	25,836		91,494

Total liabilities & shareholders’ equity	$54,480	$2,944	$26,194		$6,320	$44,378		$134,316

See accompanying notes to the condensed consolidated financial statements

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands except per share data, unaudited)

	For the Year Ended December 31, 2003
	Viisage Technology, Inc.	ZN Vision Technologies AG	Pro Forma Adjustments		Trans Digital Technologies Corp.	Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$37,371	$2,004	$—		$12,865	$—		$52,240
Cost of revenue	27,844	1,160	—		5,410	3,049	(l)	37,463

Gross margin	9,527	844	—		7,455	(3,049)		14,777

Operating expenses:
Sales and marketing	5,282	2,373	—		111	—		7,766
Research and development	3,650	2,935	395	(k)	100	—		7,080
General and administrative	5,110	1,772	—		1,337	—		8,219

Total operating expenses	14,042	7,080	395		1,548	—		23,065

Operating income (loss)	(4,515)	(6,236)	(395)		5,907	(3,049)		(8,288)
Interest income	99	89			56			244
Interest expense	(1,068)	—	—		—	(1,300	)(m)	(2,368)
Other income	18	—	—		6	—		24

Income (loss) before income taxes	(5,466)	(6,147)	(395)		5,969	(4,349)		(10,388)
Income taxes	(63)	—			(141)			(204)

Net income (loss)	$(5,529)	$(6,147)	$(395)		$5,828	$(4,349)		$(10,592)

Basic and diluted net income (loss) per share	$(0.26)	$(102.45)			$58,280			$(0.31)

Weighted average basic and diluted shares outstanding	21,445	60	(60 6,360	)(c) (a)	0	(0 5,850	)(j) (e)	33,655

See accompanying notes to the condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and related notes are unaudited. In the opinion of management, the pro forma financial statements include all adjustments necessary for a fair presentation of the companies’ financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the historical financial statements, including notes thereto, of Viisage, ZN and TDT included in our Form 10-K for the year ended December 31, 2003, the ZN merger proxy filed on December 30, 2003 and included elsewhere in this Form 8-K.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements contain disclosures adequate to make the information presented not misleading.

The pro forma financial statements are prepared in conformity with generally accepted accounting principles, which require management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company.

The pro forma financial statements have been prepared on the basis of assumptions relating to the allocation of the consideration paid to the acquired assets and liabilities of ZN and TDT, based on management’s best estimates.

Following is a summary of the preliminary estimate of the total purchase price for the ZN and TDT acquisitions (in thousands, as of December 31, 2003):

ZN

Value of 6,360,000 shares of Viisage common stock issued	$27,475	(1)
Liabilities assumed	1,484
Cash paid	12
Direct acquisition costs	2,523

Total purchase price	$31,494

(1)	Calculated assuming a value of Viisage common stock of $4.32 per share, which is the average trading price of Viisage common stock over the five trading days including March 28, 2003, the date on which the securities purchase agreement was signed, and the two trading days immediately preceding and the two trading days immediately following March 28, 2003, as reported on the Nasdaq National Market.

TDT

Value of 5,850,000 shares of Viisage common stock issued	$30,011	(2)
Liabilities assumed	2,145
Additional debt assumed	15,300
Cash paid	5,000
Direct acquisition costs	242

Total purchase price	$52,698

(2)	Calculated assuming a value of Viisage common stock of $5.13 per share, which is the average trading price of Viisage common stock over the five trading days prior to February 14, 2004, the date on which the transaction closed and the two trading days immediately following February 14, 2004, as reported on the Nasdaq National Market.

Based upon the preliminary estimate of fair market values of the assets acquired, the purchase price was allocated for the ZN and TDT acquisitions as follows (in thousands, as of December 31, 2003):

ZN

Current assets	$1,569
Property and equipment	143
Identified intangible assets	1,974
Goodwill	27,808

$31,494

TDT

Current assets	$6,276
Property and equipment	44
Identified intangible assets	14,460
Goodwill	31,918

$52,698

Set forth in the table below is a list of the intangible assets of ZN and TDT, by category, the preliminary value attributable to, and the amortization period applicable to, each such category. The allocation of the purchase price to specific assets is based, in part, upon management’s appraisal of long-lived assets acquired.

ZN

Est. Useful Life (years)
Value of acquired technology	$1,974	5

TDT

		Est. Useful Life (years)
State Department Contract	$12,270	5
Stanley Contract	2,100	4
Homeland Security Contract	60	1
Capitalized Software	30	3

	$14,460

2. Pro Forma Adjustments

The following pro forma adjustments have been made to the historical financial statements of the combined company based upon assumptions made by management for the purpose of preparing the unaudited pro forma condensed consolidated statement of operations and the pro forma condensed consolidated balance sheet.

(a)	To record the issuance of 5,221,454 shares of Viisage common stock, the value of options to purchase 1,138,546 shares of Viisage common stock (a total of 6,360,000 shares) and cash paid in connection with the acquisition of ZN.

(b)	To accrue additional acquisition costs of $179 related to printing, filing and valuation consulting fees.

(c)	Adjustment to eliminate the existing equity of ZN.

(d)	To record the allocation of the purchase price of ZN to the estimated fair value of assets acquired and liabilities assumed.

(e)	To record the issuance of 5,850,000 shares of Viisage common stock, $15.3 million of debt and cash paid in connection with the acquisition of TDT.

(f)	To record a $2.0 million reduction of restricted cash and $3.0 million of additional project financing utilized to finance the cash potion of the purchase price.

(g)	Not used.

(h)	To accrue for acquisition costs related to the following:

Accrued
Legal and audit	$129
Outside consultants	113

$242

(i)	To record the allocation of the purchase price of TDT to the estimated fair value of assets acquired and liabilities assumed.

(j)	To eliminate TDT common stock and retained earnings.

(k)	To record amortization expense related to the intangible assets identified from the acquisition of ZN.

(l)	To record amortization expense related to the intangible assets identified from the acquisition of TDT.

(m)	To record interest expense related to the $15.3 million debt portion of the TDT purchase price.